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                                                                     Exhibit 3.9

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GRAFF MERGER CORP.

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

          FIRST:      The name of this corporation (hereinafter called the
"Corporation") is GRAFF MERGER CORP.

          SECOND:     The address, including street, number, city and county of
the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent (zip code 19901) and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD:      The nature of the business and of the purposes to be
conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:     The aggregate number of shares which the Corporation shall have authority to issue is a total of one thousand 1,000 shares of Common Stock, par value $.01 per share, all or which are of the same class.

          FIFTH:      The name and mailing address of the incorporator is as
follows:

          Karen S. Lieberstein
          DORNBUSH MENSCH MANDELSTAM & SCHAEFFER
          747 Third Avenue
          New York, New York  10017

          SIXTH:      The corporation is to have perpetual existence.

          SEVENTH:    Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of or any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a

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meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          EIGHTH:     The original By-Laws of the Corporation shall be adopted
by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

          NINTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          TENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set nay hands this 25th day of March, 1994.

                                          /s/ Karen S. Lieberstein
                                          --------------------------------------
                                          Karen S. Lieberstein
                                          Incorporator
                                          Dornbush Mensch Mandelstam & Schaeffer
                                          747 Third Avenue
                                          New York, New York 10017

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                              CERTIFICATE OF MERGER
                                     MERGING
                                       CPV
                                      INTO
                               GRAFF MERGER CORP.

          Graff Merger Corp., a corporation organized and existing under and by the virtue of the General corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST:    The names and states of incorporation of each of the
constituent corporations are as follows:

                                       CPV
                            a California corporation

                                       and

                               GRAFF MERGER CORP.
                             a Delaware corporation

          SECOND: A Merger Agreement and Plan of Reorganization dated as of May 26, 1994 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 (c) of the Delaware General Corporation Law.

          THIRD: Graff Merger Corp. shall be the surviving corporation and its name shall be changed to "CPV Productions, Inc."

          FOURTH: The Certificate of Incorporation of Graff Merger Corp. shall be the Certificate of Incorporation for the surviving corporation.

          FIFTH: A copy of the executed Merger Agreement and Plan of Reorganization is on file at the principal place of business of Graff Merger Corp., 536 Broadway, New York, New York, 10012.

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          SIXTH: A copy of the Merger Agreement and Plan of Reorganization will be furnished by Graff Merger Corp. on request and without cost to any stockholder of any constituent corporation.

          SEVENTH: The authorized capital stock of CPV is 1,000,000 shares of Common Stock.

          IN WITNESS WHEREOF, Graff Merger Corp. has caused this Certificate to be signed by Philip J. Callaghan, its Executive Vice President, and attested by Robert Ragusa, its Secretary, on this 27th day of May, 1994.

ATTEST                                            GRAFF MERGER CORP.


/s/ Robert Ragusa, Secretary                      By:  /s/ Philip J. Callaghan
----------------------------                           -----------------------
Robert Ragusa, Secretary                                Philip J. Callaghan,
                                                        Executive Vice President

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

          CPV PRODUCTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of CPV Productions, Inc. adopted the following resolution on JULY 29, 1999.

          Resolved, that the registered office of The Prentice-Hall Corporation System, Inc. in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, CPV Productions, Inc. has caused this statement to be signed by Howard Shapiro, its Vice President and Secretary, this 3RD DAY OF AUGUST, 1999.


                                          /s/ Howard Shapiro
                                          --------------------------------
                                          Howard Shapiro
                                          Vice President and Secretary